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                                                                   EXHIBIT 10.10

                                    AGREEMENT

         This Agreement ("Agreement") is made by and between, and shall inure to the benefit of and be binding upon, the following parties:

         KEVIN T. COSTELLO, hereinafter referred to, together with his heirs, estate, executors, administrators, successors, assigns and other personal representatives, as COSTELLO; and

         TEAM MUCHO, INC., an Ohio corporation formerly known as Team America Corporation, hereinafter referred to, together with all its past, present and future assigns, successors, affiliates, parent and subsidiary organizations, divisions, and corporations, and including all past, present and future officers, directors, shareholders, employees, and agents of the same, as well as their heirs, executors, administrators, successors, assigns and other personal representatives, individually and in their respective corporate capacities, as the COMPANY.

         In consideration of the mutual provisions and promises of this Agreement and of the 2001 Employment Agreement and Release of Claims of even date herewith ("2001 Agreement"), COSTELLO and the COMPANY (also referred to collectively as the "Parties") as follows:

1.       PAYMENTS.

         (A) In consideration of COSTELLO agreeing that his employment agreement, dated as of October 26, 1999, has been terminated and is rendered null and void, the COMPANY agrees to pay COSTELLO payments totaling Eight Hundred Seventy Five Thousand Dollars ($875,000.00), less any required withholdings and deductions, payable in weekly installments of $5,288.46 from December 27, 2001 through December 26,


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                  2003 and $6,250.00 from December 27, 2003 through December 26,
                  2004. The entire balance of payments herein shall become immediately payable upon a "Liquidity Event" for the COMPANY. For purposes of this Agreement, Liquidity Event shall mean:

                           (i) a merger whereby the COMPANY is not the surviving entity, except that (1) a merger to effect a corporate reorganization or (2) any other merger, reorganization or reclassification whereby the shareholders of the COMPANY prior to such event continue to own a majority of the COMPANY shares after the event shall not be deemed a Liquidity Event; or

                           (ii) a sale of substantially all of the assets or stock of the COMPANY.

                           (iii) a secondary offering of TEAM common stock with aggregate proceeds of at least $50,000,000 to TEAM.


(B) The parties acknowledge that as material consideration for entering into this Agreement, COSTELLO is waiving his right to a severance payment in the amount of $750,000.00 (the "Severance Provision") that is provided for in his 1999 Employment Agreement. If the COMPANY shall materially breach this Agreement, and shall not have cured such breach within 30 days of receipt of notice from COSTELLO informing the COMPANY of an alleged material breach and specifying the precise nature of such breach, then the Severance Provision shall be reinstated, and the parties shall have all of their rights and defenses with respect to the Severance Provision as they would have had had the 1999 Employment Agreement not been


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         rendered null and void. The COMPANY shall have the right within the 30 day period provided for the cure of any breach to initiate Arbitration on the issues of breach of this Agreement and the reinstatement of the Severance Provision, which issues shall be arbitrated during the same arbitration although the parties may agree to bifurcate the issues. The termination of the 1999 Employment Agreement and COSTELLO's agreement to such termination shall not be construed as an admission by COSTELLO of any liability or wrongdoing in any arbitration. The COMPANY shall have within 30 days following the final determination in such proceeding to cure any breach, in which event the Severance Provision shall not be reinstated as a result of such breach. In the event the COMPANY and/or COSTELLO initiates Arbitration on the issues of breach of this Agreement and the reinstatement of the Severance Provision, it is agreed that it is mandatory for the COMPANY to pay COSTELLO all continuing payments under this Agreement, the Release and Waiver of Age Discrimination Claim Agreement and the 2001 Employment Agreement, until this matter is finally determined by Arbitration.


2.       RELEASES, WAIVERS AND COVENANTS NOT TO SUE.

         In consideration of the benefits provided above and in the 2001 Employment Agreement, the adequacy and sufficiency of which COSTELLO hereby expressly acknowledges, and all other consideration relating to the same, COSTELLO, as defined in this Agreement, hereby RELEASES, WAIVES AND FOREVER DISCHARGES the COMPANY, as defined in this Agreement, of and from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation, obligation, damages (including exemplary or punitive damages), benefits (except as set forth herein), liability, cost and/or expense (including


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attorney's fees), that he has, may have, or may be entitled to against the
COMPANY, whether legal, equitable or administrative, whether based on tort, contract, vicarious liability, or any other theory of recovery, whether known or unknown, contingent or fixed, suspected or unsuspected, liquidated or unliquidated, which arise directly or indirectly out of, or are related in any way to, COSTELLO's employment with or separation from the COMPANY or any other matter whatsoever up to the date he signs this Agreement, and he agrees and covenants not to bring any claim, suit or other action against the COMPANY for any other reason, act, or omission, specified or unspecified, occurring or arising prior to the date he signs this Agreement, except that this Release, Waiver and Covenant Not to Sue does not apply to any claim arising after the effective date of this Agreement which pertains or relates to any rights COSTELLO may have under this Agreement, or the 2001 Employment Agreement.

         In exchange for COSTELLO's promises set forth in this Agreement and the 2001 Employment Agreement, the COMPANY hereby RELEASES, WAIVES AND FOREVER DISCHARGES COSTELLO, as defined in this Agreement, of and from any and every action, cause of action, complaint, claim, demand, administrative charge, legal right, compensation, obligation, damages (including exemplary or punitive damages), benefits (except as set forth herein), liability, cost and/or expense (including attorney's fees), that the COMPANY has, may have, or may be entitled to against the COSTELLO, whether legal, equitable or administrative, whether based on tort, contract, vicarious liability, or any other theory of recovery, whether known or unknown, contingent or fixed, suspected or unsuspected, liquidated or unliquidated, which arise directly or indirectly out of, or are related in any way to, COSTELLO's employment with or separation from the COMPANY or any other matter whatsoever up to the date he signs this Agreement, and the COMPANY agrees and covenants not to bring any claim, suit or other


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action against COSTELLO for any other reason, act, or omission, specified or unspecified, occurring or arising prior to the date he signs this Agreement, except that this Release, Waiver and Covenant Not to Sue does not apply to any claim arising after the effective date of this Agreement which pertains or relates to any rights COMPANY may have under this Agreement or the 2001 Employment Agreement.

         3. KNOWLEDGE OF RIGHTS. COSTELLO acknowledges that he is aware of his rights under federal, state and local statutory and common law, including those relating to Ohio's employment discrimination laws, and understands that the consideration being paid to him herein is expressly conditioned on him waiving all claims relating, directly or indirectly, to his employment with and termination from the COMPANY, excluding any claims under the federal Age Discrimination in Employment Act but including, and not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act, Ohio's employment discrimination laws, and any and all contract, tort, and common law claims.

          4. NON-DISCLOSURE AND RETURN OF THE COMPANY'S "CONFIDENTIAL MATERIAL." COSTELLO warrants and covenants that he will not use, divulge, or disclose, the COMPANY's trade secrets or confidential business information including, but not limited to, internal strategic, profit, critical issue, capital, operation and marketing plans, internal compliance policies and practices, personnel files and evaluations, lists of client organizations, client contact personnel and preferences, lists of worksite employees, R&D data, any other of the COMPANY's internal business plans and forecasts, information systems, computer data bases and any related business information, and/or the COMPANY's non-public financial information, assets or liabilities, and/or payroll, wage and benefit information (excluding payroll, wage and benefit information that pertains to him personally). Before or on the termination date of his Continued Employment Period with the Company, as defined in the 2001 Employment Agreement, COSTELLO agrees to return to the COMPANY, to its human resources department or legal counsel, all such


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documentation or property that contains or reflects any of the foregoing trade secrets or confidential business information.

         5. NO RE-EMPLOYMENT. COSTELLO agrees that, following the termination of his Continued Employment Period with the COMPANY, he will not at any time seek re-employment with the COMPANY, covenants not to bring any suit or claim against the COMPANY should he seek and be denied employment, and agrees that this Agreement shall act as a complete bar to any claim based upon denial of employment. In the event, however, that COSTELLO is employed by a business entity that purchases or acquires COMPANY, this provision will not apply.

6.       NON-COMPETITION AND NON-PIRACY.

         A. A. NON-COMPETITION. During the Restricted Period (ashereinafter defined), COSTELLO shall not directly or indirectly compete with the COMPANY by owning, managing, controlling or participating in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with, any Competitive Business in any state from which the COMPANY derives more than 10% or more of its total gross revenue as of the effective date of this Agreement. Ownership of not more than 10% of the stock for any publicly traded company shall not be deemed a violation of this provision. As used herein, the term "restricted period" means the sooner of the 2 years from the effective date of this Agreement or the occurrence of any one of the following:
                  (1) the merger of the COMPANY, (2) the sale of substantially all of the assets of the COMPANY, (3) the filing of a petition for protection under Federal Bankruptcy Laws or (4) the appointment of a Receiver for the COMPANY. As used herein, a "Competitive Business" is


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                  any other corporation, partnership proprietorship, firm,
                  association or other business entity which provides any of the following services: professional employer organization (PEO) services; administrative service organization (ASO) services; business process outsourcing (BPO) services or any other substantially similar form of services which competes with the COMPANY's business or the provision or which causes the recipient of such services to decline to become or cease being a client of the COMPANY.

         B. NON-PIRACY. For a period of five (5) years following the execution of this agreement, COSTELLO shall not induce or solicit any client of the COMPANY or any person doing business with the COMPANY to terminate his or her employment or business relationship with the COMPANY or otherwise interfere with any such relationship, nor shall COSTELLO engage in any way in a Competitive Business with any client or entity which has been a client of the COMPANY during the 12 months preceding the effective date of this Agreement.

         7. CONFIDENTIALITY AND NON-ADMISSION OF LIABILITY. The parties agree to keep the terms of this Agreement, and the settlement it embodies, strictly confidential. The parties, unless this Agreement is made public by the COMPANY under the laws and rules applicable to a publicly traded company, further agree not to disclose or permit disclosure outside the COMPANY of any information concerning this Agreement to any other person, commercial or non-profit entity, and/or on the internet or to any print, radio, or television news media, including any commercial or non-profit newspaper, publication or broadcast, of any kind whatsoever, except: (a) as required to do so either by court order or pursuant to the demand or requirement of


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any governmental agency or authority; (b) as necessary for tax planning and/or preparation or to respond to inquiries or audits by a federal, state or local taxing authority; (c) as evidence in any subsequent proceeding in which either party alleges a breach of this Agreement; or (d) to legal counsel and immediate family (spouse, children, parents and siblings), with the understanding that the party shall advise such persons to comply with the terms of this paragraph. The parties further agree that nothing in or related to this Agreement constitutes an admission by the PARTIES of any violation of any federal, state or local law.

         8. SOLICITATION OR RECRUITMENT OF COMPANY EMPLOYEES, CONTRACTORS OR AGENTS. COSTELLO agrees that he will not at any time solicit or recruit any employee, contractor, or agent of the COMPANY away from her/his/its employment and/or contractual or business relationship with the COMPANY.

         9. CONSULTATION WITH COUNSEL. COSTELLO and the COMPANY agree and acknowledge that COSTELLO has been advised by this writing to consult legal counsel concerning the terms of this Agreement prior to executing it. COSTELLO and the COMPANY further agree that they have been given ample time and opportunity to fully review and discuss the terms of this Agreement with their respective attorneys, that this agreement is written in a manner that they both understood, and that they have had the opportunity to fully review with their attorneys the legal claims and rights which are being released and the obligations of each party under this Agreement. Based upon that review and discussion with counsel, COSTELLO and the COMPANY acknowledge that they fully and completely understand and accept the terms of this agreement and enter into it freely, voluntarily and of their own free will.

         10. BREACH. COSTELLO and the COMPANY agree and acknowledge that this Agreement may be used as evidence in any subsequent arbitration or related proceeding in which either party alleges a breach of this Agreement or asserts claims inconsistent with its terms. COSTELLO and the COMPANY further agree that all future disputes they may have under this Agreement will be submitted to binding arbitration, including any disputes over the enforcement of the terms of this Agreement, excepting only a request for equitable relief from a court of


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competent jurisdiction to enjoin an ongoing violation of this Agreement and to preserve the status quo pending the arbitration proceedings required under this provision.

         If either party contends that they have a claim of any kind against the other, or that any provisions of this Agreement are not being complied with, written notice of alleged non-compliance shall be given to the other party within a reasonable period following discovery of the alleged dispute or non-compliance. Such notice must be either hand-delivered or sent by certified mail to the party's last known address. The party receiving such notice shall have ten (10) business days from receipt of such written notice to resolve the alleged dispute(s) or non-compliance through mutual efforts of conciliation. The parties may mutually agree in writing upon additional time to endeavor to resolve the alleged dispute(s) or non-compliance. In the event the parties are unable to conciliate the dispute(s) or non-compliance within the five (5) business days mentioned above (or within the additional period of time to which the parties may have mutually agreed), at the conclusion of the five-day business period the parties agree to submit the dispute(s) or issue(s) of non-compliance to binding arbitration, upon the request of either party.

         The binding arbitration shall be administered by the American Arbitration Association ("AAA") under its Employment Dispute Resolution Arbitration Rules. The arbitration shall take place in Columbus, Ohio. The arbitrator's award shall be accepted as final and binding upon the parties. All arbitration expenses shall be borne by the COMPANY. Notwithstanding the pendency of any dispute or controversy concerning a breach of this Agreement, or the effects thereof, the COMPANY shall continue to make all payments specified in this Agreement until the dispute is finally resolved. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that COSTELLO shall be entitled to seek specific performance of his right to be paid during the pendency of any dispute or controversy arising under or in connection with Agreement. The AAA, the arbitrator, the parties and any non-party witnesses thereto shall keep the entire arbitration proceeding and any award or decision relating


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completely confidential. This agreement to arbitrate may be compelled under the
Federal Arbitration Act.

         11. ATTORNEY FEES The COMPANY shall pay and reimburse COSTELLO for all legal fees and expenses incurred in contesting or disputing any breach of this agreement, enforcing any right or benefit provided by this agreement, or in interpreting this agreement.

         12. ENTIRE AGREEMENT. COSTELLO and the COMPANY expressly agree and acknowledge that this Agreement and any written agreements entered into between the COMPANY and COSTELLO on or after the date COSTELLO signs this Agreement contain and comprise the entire agreement and understanding between the parties with respect to the subject matters addressed in this Agreement. They also agree that no other representation, promise, covenant or agreement of any kind whatsoever has been made to cause any party to execute this Agreement. The parties further agree and acknowledge that the terms of this Agreement are contractual, and not a mere recital, and the parties intend this Agreement to be a substituted contract, not an executory accord. The parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by COSTELLO and an authorized representative of the COMPANY. The parties to this Agreement further agree that this Agreement shall be binding on and inure to the benefit of KEVIN T. COSTELLO and TEAM MUCHO, INC. as defined and described above in this Agreement.

         13. EFFECTIVE DATE. The effective date of this Agreement shall be December 27, 2001.

         14. OHIO LAW. This Agreement shall be interpreted and enforced pursuant to the laws of the State of Ohio without regard to Ohio's or any other state's choice of law rules.


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         15. REFERENCES. S. Cash Nickerson shall be designated to provide employment references for COSTELLO to prospective employers. The COMPANY agrees to provide positive work references to prospective employers without an reference to negative performance issues or situations where management of the COMPANY may believe they have evidence of actions which may have constituted grounds for termination for cause.

         THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THE FOREGOING AGREEMENT, FULLY UNDERSTAND IT AND HAVE VOLUNTARILY SIGNED THIS AGREEMENT ON THE DATE INDICATED, SIGNIFYING THEREBY THEIR ASSENT TO, AND WILLINGNESS TO BE BOUND BY, ITS TERMS:



    12/28/02                               /s/ Kevin T. Costello
-------------------------------            -------------------------------------
    Date                                   KEVIN T. COSTELLO





                                           TEAM Mucho, Inc., f/k/a Team America
                                           Corporation

Date:   12/28/02                           By:    /s/ S. Cash Nickerson
     --------------------------               ----------------------------------
                                              S. Cash Nickerson, Chairman
                                              and Chief Executive Office